Exhibit 10.25

MAGNACHIP SEMICONDUCTOR LLC

CALIFORNIA EQUITY INCENTIVE PLAN

MagnaChip Semiconductor LLC, a Delaware limited liability company, wishes to attract outstanding employees, consultants and non-employee directors to the Company and its Subsidiaries, to induce employees, consultants and non-employee directors to remain with the Company and its Subsidiaries, to encourage them to increase their efforts to make the business of the Company and its Subsidiaries more successful and to enhance equity holder value. In furtherance thereof, the MagnaChip Semiconductor LLC Equity Incentive Plan is designed to provide employees, consultants and non-employee directors a greater stake in the success of the Company and its Subsidiaries and a closer identity with it, and to encourage ownership of the Company’s Common Units by such employees, consultants and non-employee directors.

1.	DEFINITIONS.

Whenever used herein and unless otherwise provided in the Holder’s Award Agreement, the following terms shall have the meanings set forth below:

“Award” means an award of Restricted Units, Options or SARs under the Plan.

“Award Agreement” means any written agreement in a form approved by the Committee to be entered into by the Company and the Holder to evidence the Award of Options, Restricted Units or SARs.

“Board” means the Board of Directors of the Company as defined in the LLC Agreement.

“Cause” means, unless otherwise defined in the Holder’s employment or consulting agreement, as applicable: (i) the Holder’s willful misconduct or gross negligence in connection with the performance of the Holder’s duties for the Company or its Subsidiaries; (ii) the Holder’s conviction of, or a plea of nolo contendre to, a felony or a crime involving fraud or moral turpitude; (iii) the Holder’s engaging in any business that directly or indirectly competes with the Company or its Subsidiaries; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or its Subsidiaries to a competitor or unauthorized person.

“Change of Control” means such time as:

(i) any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than

(A) the Institutional Securityholders and/or their respective permitted transferees, or

(B) any “group” (within the meaning of such Section 13(d)(3)) of which either of the Institutional Securityholders constitutes a majority (on the basis of ownership interest),

acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company’s then outstanding voting securities with respect to matters submitted to a vote of the holders of Units generally; or

(ii) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries to a Person that is not an affiliate of the Company prior to such sale or transfer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee designated by the Board to administer the Plan under Section 3. If no such committee has been established, then the Board shall perform the duties of the Committee hereunder.

“Common Units” means common membership interests having the rights, including voting rights, described in the LLC Agreement.

“Company” means MagnaChip Semiconductor LLC, a Delaware limited liability company.

“Disability” means that the Company determines that due to physical or mental illness or incapacity, whether total or partial, the Holder is substantially unable to perform his duties hereunder for a period of 180 consecutive days or shorter periods aggregating 180 days during any period of 365 consecutive days. The Holder shall permit a licensed physician agreed to by the Company and the Holder (or, in the event that the Company and the Holder cannot agree, by a licensed physician agreed upon by a physician selected by the Company and a physician selected by the Holder) to examine the Holder from time to time prior to the Holder’s being determined to be Disabled, as reasonably requested by the Company, to determine whether the Holder has suffered a Disability hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the exercise price per Common Unit of an Option.

“Fair Market Value” shall mean the fair market value of Common Units, as determined by the Committee in good faith in its sole and absolute discretion.

“Holder” means an employee, consultant or non-employee director of the Company to whom an Award is made, or the Successors of the Holder, as the context so requires.

“Institutional Securityholder” means each of Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Francisco Partners, L.P. and Francisco Partners Fund A, L.P.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of MagnaChip Semiconductor LLC dated as of September 23, 2004, as amended from time to time.

“Non-Qualified Option” means an Option which is not intended to be an “incentive stock option” within the meaning of Section 422(b) of the Code and designated as a Non-Qualified Option.

“Option” means any option to purchase Common Units granted from time to time under Section 6 of the Plan.

“Option Award Agreement” means any written agreement in a form approved by the Committee to be entered into by the Company and the Holder to evidence the Award of Options under Section 6 of the Plan.

“Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan” means this MagnaChip Semiconductor LLC Equity Incentive Plan, as amended from time to time.

“Public Offering” means an underwritten public offering of the Common Units of the Company (or any successor to the Company) pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amount to at least $30,000,000 of gross proceeds to the Company (or any successor to the Company).

“Restricted Units” means Common Units awarded by the Committee under Section 8 of the Plan.

“Restricted Unit Agreement” means any written agreement in a form approved by the Committee to be entered into by the Company and the Holder to evidence the Award of Restricted Units under Section 8 of the Plan.

“Restriction Period” means the period during which Restricted Units awarded under Section 8 of the Plan is subject to forfeiture.

“SAR” means a unit appreciation right awarded by the Committee under Section 7 of the Plan.

“SAR Award Agreement” means any written agreement in a form approved by the Committee to be entered into by the Company and the Holder to evidence the Award of SARs under Section 7 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person (with respect to such Subsidiary, the “parent”) means any other Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such parent, or by one or more other Subsidiaries of such parent, or by such parent and one or more of its other Subsidiaries.

“Successor Holder” means: (i) the legal representative of the estate of a deceased Holder or (ii) the person who shall acquire the right to exercise an Award by bequest or inheritance or other transfer or by reason of the death of the Holder or (iii) persons who shall acquire the right to exercise an Award on behalf of the Holder as the result of a determination by a court or other governmental agency of the incapacity of the Holder.

“Ten Percent Holder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company, any parent or of any of its Subsidiaries.

“Termination of Service” means a Holder’s termination of employment or other service, as applicable, with the Company and its Subsidiaries for any reason, including death, Disability, termination by the Company with or without Cause and resignation by the Holder.

“Units” means all ownership interests in the Company.

2.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is March 21, 2005; provided that no Common Units shall be issued pursuant to an Award unless and until the Plan has been approved by the holders of the Units, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board. The Plan shall terminate on, and no Awards shall be granted hereunder on or after the 10th year anniversary of the effective date of the Plan; provided, however, that the Board may at any time prior to that date terminate the Plan. However, the termination of the Plan shall not affect any Awards granted prior to such termination.

3.	ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan. The Committee shall have full authority to determine to whom Awards will be granted, the type and amount of Awards to be granted, the terms and conditions of Awards granted under the Plan and the terms of Award Agreements to be entered into with Holders.

(b) The Award Agreement shall contain such terms, provisions and conditions not inconsistent herewith as determined by the Committee. The Holder shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of the Plan and the Award Agreement.

4.	ELIGIBILITY.

(a) General. Any employee, consultant or non-employee director of the Company or a Subsidiary who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

(b) Ten Percent Holders.

(i) A Ten Percent Holder shall not be granted an Option or SAR (if such SAR could be settled in Units) unless the per unit exercise price of such Option or such SAR is at least (i) one hundred ten percent (110%) of the Fair Market Value of a Common Unit on the date of grant or (ii) such lower percentage of the Fair Market Value of a Common Unit on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the Option or SAR. In addition, an Option or SAR (if such SAR could be settled in Units) granted to a Ten Percent Holder shall not be exercisable after the expiration of five (5) years from the date of grant.

(ii) A Ten Percent Holder shall not be granted a Restricted Unit Award, unless the purchase price per Common Unit of the Restricted Unit Award is at least (i) one hundred percent (100%) of the Fair Market Value of a Common Unit on the date of grant or (ii) such lower percentage of the Fair Market Value of a Common Unit on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the award.

(c) Consultants. A consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the consultant is providing to the Company, because the consultant is not a natural person, or because of some other provision of Rule 701.

5.	UNITS SUBJECT TO THE PLAN.

(a) Subject to adjustments as provided in Section 12, as of the effective date of the Plan, the aggregate maximum number of Common Units available for grant under the Plan and the MagnaChip Semiconductor LLC Equity Incentive Plan shall be 6,190,864. Any Common Units that have been reserved for distribution in payment for an Award but are later forfeited or for any other reason are not issued under the Plan may again be made the subject of Awards under the Plan.

(b) Upon issuance of an Award under the Plan, the Holder and any Successor of the Holder agrees to be bound by the LLC Agreement to the same extent as would a “Member,” as that term is defined in the LLC Agreement, and to execute a Joinder to the LLC Agreement in the form of Exhibit B thereto. Without limiting the generality of the foregoing, each Holder agrees to any transfer restrictions, drag-along rights or other obligations delineated in the LLC Agreement. Additionally, any amendment to the LLC Agreement that effects a provision contained herein shall be deemed to be an amendment to the Plan.

(c) The Holder and any Successor of the Holder agree to be bound by the provisions in Annex I hereto regarding required transfers.

(d) The certificates (if any) for Common Units issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder, under the Securityholders’ Agreement, the LLC Agreement or under the Award Agreement, or as the Committee may otherwise deem appropriate.

(e) Plan Reserve Limitation. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of Common Units issuable upon exercise of all outstanding Options and the total number of Common Units provided for under any Unit bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the Common Units of the Company that are outstanding at the time the calculation is made.

6.	OPTIONS.

Options give an employee, consultant or non-employee director the right to purchase a specified number of Common Units from the Company for a specified time period at a specified price. Options issued under the Plan are Non-Qualified Options. The grant of Options shall be subject to the following terms and conditions:

(a) Option Grants: Options shall be evidenced by an Option Award Agreement. Such agreement shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

(b) Option Price: Unless otherwise determined by the Committee and provided for in an Option Award Agreement or as provided for in Section 4(b), the Exercise Price of an Option shall be not less than the Fair Market Value of a Common Unit on the date of grant.

(c) Term of Options: The Option Award Agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the day after the last day of its term. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder, in the LLC Agreement, in the Securityholders’ Agreement or under the Option Award Agreement.

(d) Vesting: The total number of Common Units subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the

Committee may deem appropriate. The vesting provisions of individual Options may vary. Each Option, to the extent that the Holder has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall vest according to the schedule set forth in the Option Award Agreement. No Option shall become exercisable until such Option becomes vested.

(e) Minimum Vesting. Notwithstanding the foregoing Section 6(d), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) An Option granted to an employee who is not an officer, director or consultant shall provide for vesting of the total number of Common Units subject to the Option at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted to officers, directors or consultants may have such vesting provisions as the Committee.

(e) No Rights as Securityholder: Except as required by law, the Holder shall not have any rights as a securityholder with respect to any Units covered by the Options granted under the Plan until such time as the Units issuable upon exercise of such Options have been so issued.

(f) Restrictions on Transferability: An Option shall not be pledged, assigned or transferred except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Holder only by the Holder. The Successors of the Holder shall, in all cases, be subject to the provisions of the Option Award Agreement between the Company and the Holder. Notwithstanding the generality of the foregoing, the Committee may (but need not) permit other transfers of Options; provided such transfers otherwise conform to (i) the LLC Agreement, (ii) the provisions set forth in Annex I and, (iii) to the extent permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations.

(g) Effect of Termination of Service on Outstanding Options:

(i) Termination of Service by Reason of Death or Disability: If a Holder incurs a Termination of Service due to death or Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months or such longer or shorter term from the date of such Termination of Service as determined by the Committee at or after the grant date (but in no event shorter than six (6) months after the date of Termination of Service) or (y) until the expiration of the stated term of the Option, if shorter.

(ii) Termination Not for Cause: If a Holder incurs a Termination of Service by the Company or the Subsidiary not for Cause, any vested unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 60 days from the date of such Termination of Service or such longer or shorter period as determined by the Committee at or after the grant date (but in no event shall the period be shorter than 30 days) or (y) until the expiration of the stated term of the Option, if shorter.

(iii) Termination for Cause: Unless otherwise provided by the Committee at or after grant, if a Holder incurs a Termination of Service by the Company or the Subsidiary for Cause, all unexercised Options awarded to the Holder shall terminate on the date of such termination.

(iv) Voluntary Termination: If a Holder incurs a Termination of Service by the Company or the Subsidiary not for Cause, any vested unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 30 days from the date of such Termination of Service or such longer period as determined by the Committee at or (y) after the grant date or until the expiration of the stated term of the Option, whichever period is shorter.

(h) Exercise of Option: Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Exercise Price made, by a Holder (or, where appropriate, the Successor Holder) only by notice (in the form prescribed by the Committee) to the Company specifying the number of Common Units to be purchased. Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate; provided that the Option shall become exercisable at the minimum rates described for vesting in Section 6(e).

(i) Payment of Option Price: The aggregate Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) cash or a certified or bank cashier’s check;

(ii) if approved by the Committee in its sole discretion, Common Units previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price;

(iii) with consent of the Committee, which may be granted or withheld in its sole discretion, by delivery of a properly executed notice of option exercise together with irrevocable written consent to the Committee to withhold that number of Common Units (rounded up to the nearest whole unit) the Fair Market Value of which is equal to the sum of the Exercise Price and the federal, state or local income taxes legally required to be withheld with respect to the exercise of such Option and to deliver to the Holder the net number of whole Common Units remaining after such withholding, plus cash equal to the Fair Market Value of any fractional Unit eliminated by rounding; or

(iv) by any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7.	APPRECIATION RIGHTS.

SARs give an employee, consultant or non-employee director the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of Common Units from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

(a) SARs are rights to receive a payment in cash or Common Units as selected by the Committee. The value of these rights, which are determined by the appreciation in the Common Units subject to the SAR, shall be evidenced by a SAR Award Agreement. Such agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

(b) Except as provided in Section 4(b), the base price of a SAR shall be not less than 100% of the Fair Market Value of the Common Units subject to the SAR on the date of grant.

(c) An SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the Common Units covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in Common Units, or in any combination, as the Committee shall determine.

(d) Term of SARs: The SAR Award Agreements shall specify when an SAR may be exercisable and the terms and conditions applicable thereto. Subject to Section 4(b), the term of an SAR shall in no event be greater than ten years. Unless earlier expired, forfeited or otherwise terminated, each SAR shall expire in its entirety upon the day after the last day of its term. The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder, in the LLC Agreement, in the Securityholders’ Agreement or under the SAR Award Agreement.

(e) Vesting: The total number of Common Units subject to a SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual SARs may vary. Each SAR, to the extent that the Holder has not had a Termination of Service and the SAR has not otherwise lapsed, expired, terminated or been forfeited, shall vest according to the schedule set forth in the SAR Award Agreement. No SAR shall become exercisable until such SAR becomes vested.

(f) Minimum Vesting. Notwithstanding the foregoing Section 7(e), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the SAR which is payable in Units, then:

(i) A SAR payable in Units and granted to an employee who is not an officer, director or consultant shall provide for vesting of the total number of Common Unites subject to the SAR at a rate of at least twenty percent (20%) per year over five (5) years from the date the SAR was granted, subject to reasonable conditions such as continued employment; and

(ii) SARs granted to officers, directors or consultants may have such vesting provisions as the Committee.

(g) No Rights as Securityholder: Except as required by law, the Holder shall not have any rights as a securityholder with respect to any Units covered by the SARs granted under the Plan until such time as the Units issuable, if any, upon exercise of such SARs have been so issued.

(h) Restrictions on Transferability: A SAR shall not be pledged, assigned or transferred except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Holder only by the Holder. The Successors of the Holder shall, in all cases, be subject to the provisions of the SAR Award Agreement between the Company and the Holder. Notwithstanding the generality of the foregoing, the Committee may (but need not) permit other transfers of SAR; provided such transfers otherwise conform to the requirements of (i) the LLC Agreement, (ii) the provisions set forth in Annex I and, (iii) to the extent permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations.

(i) Effect of Termination of Service on Outstanding SAR:

(i) Termination of Service by Reason of Death or Disability: If a Holder incurs a Termination of Service due to death or Disability, any unexercised SAR granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the date of such Termination of Service or such longer or shorter period as determined by the Committee at or after grant (but in no event shall the period be shorter than 6 months after Termination of Service) or (y) until the expiration of the stated term of the SAR, whichever period is shorter.

(ii) Termination Not for Cause: If a Holder incurs a Termination of Service by the Company or the Subsidiary not for Cause, any vested unexercised SAR granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 60 days from the date of such Termination of Service or such longer or shorter period as determined by the Committee (but in no event shorter than 30 days for a SAR payable in Units) or until the expiration of the stated term of the SAR, if shorter.

(iii) Termination for Cause: Unless otherwise provided by the Committee at or after grant, if a Holder incurs a Termination of Service by the Company or the Subsidiary for Cause, all unexercised SARs awarded to the Holder shall terminate on the date of such termination.

(iv) Voluntary Termination: If a Holder incurs a Termination of Service by the Company or the Subsidiary not for Cause, any vested unexercised SARs granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Successor Holder), to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 30 days from the date of such Termination of Service or such longer or, if the SAR is payable only in cash, shorter period of time as determined by the Committee or (y) until the expiration of the stated term of the Option, if shorter.

(j) Exercise of SAR: Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, a SAR may be exercised by a Holder (or, where appropriate, the Successor Holder) only by notice (in the form prescribed by the Committee) to the Company specifying the number of Common Units for which the SAR will be exercised. Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of SARs (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate; provided that the SARs shall become exercisable at the minimum rates described for vesting in Section 7(f).

8.	RESTRICTED UNITS.

An Award of Restricted Units is an issuance of a specified number of Common Units to an employee, consultant or non-employee director, which Units are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

(a) An Award of Restricted Units shall be evidenced by a Restricted Unit Agreement. Such agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

(b) Unless otherwise provided by the Board or the Committee, upon a determination of the number of Restricted Units to be distributed to the Holder, the Committee shall direct that a certificate or certificates representing the number of Common Units be issued to the Holder with the Holder designated as the registered owner. Such certificate(s), if any, representing such Units shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, with the Company, to be held in escrow during the Restriction Period.

(c) During the Restriction Period the Holder shall have the right to receive dividends from and to vote the Restricted Units.

(d) The Restricted Unit Agreement shall specify the duration of the Restriction Period and the performance, employment, service or other conditions (including Termination of Service on account of death, Disability or other cause) under which the Restricted Units may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of Restricted Units as determined by the Committee, and the legend shall be removed and such number of Common Units delivered to the Holder (or, where appropriate, the Holder’s legal representative). The

Committee may, in its sole discretion, modify or accelerate the vesting and delivery of Restricted Units.

(e) Purchase Price. At the time of grant of a Restricted Unit Award, the Board will determine the price to be paid by the Participant for each Unit subject to the Restricted Unit Award. Subject to the provisions of Section 4(b) regarding Ten Percent Holders, the price to be paid by the Participant for each Unit subject to the Restricted Unit Award shall not be less than eighty-five percent (85%) of the Common Unit’s Fair Market Value on the date such award is made or at the time the purchase is consummated. A Restricted Unit Award may be awarded as a bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(f) Consideration. At the time of the grant of a Restricted Unit Award, the Board will determined the consideration permissible for the payment of the purchase price of the Restricted Unit Award. The purchase price of Common Unit acquired pursuant to the Restricted Unit Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; (iv) in any other form of legal consideration that may be acceptable to the Board.

(g) Vesting. Subject to the “Repurchase Limitation” in Section 8(i), Common Units acquired under a Restricted Unit Award may, but need not, be subject to a repurchase right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(h) Termination of Service. Subject to the “Repurchase Limitation” in Section 8(i), in the event of a Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Common Units held by the Holder that have not vested as of the date of termination under the terms of the Restricted Unit Award agreement. Provided that the “Repurchase Limitation” in Section 8(i) is not violated, the Company will not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the Restricted Units unless otherwise determined by the Board or provided in the Restricted Unit Award agreement.

(i) Repurchase Limitation. The terms of any repurchase right shall be specified in the Restricted Unit Award, and the repurchase price may be either the Fair Market Value of the Common Units on the date of Termination of Service or the lower of (i) the Fair Market Value of the Common Units on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Restricted Unit Award is made, any repurchase right contained in a Restricted Unit Award granted to a person who is not an officer, director or consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase right gives the Company the right to repurchase the Common Units upon Termination of Service at not less than the Fair Market Value of the Common Units to be purchased on the date of Termination of Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Common Units within ninety (90) days of the Termination of Service (or in the case of Common Units issued upon exercise of Restricted Unit Awards after such date of termination, within ninety (90) days after the date of the exercise) and (ii) the right terminates upon a Public Offering.

(ii) Original Purchase Price. If the repurchase right gives the Company the right to repurchase the Common Units upon the Termination of Service at the lower of (i) the Fair Market Value of the Common Units on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase shall lapse at the rate of at least twenty percent (20%) of the Common Units per year over five (5) years from the date the Restricted Unit Award is granted (without respect to the date the Restricted Unit Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Common Units within ninety (90) days of termination of Continuous Service (or in the case of Common Units issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise).

(j) Restrictions on Transferability: The right to purchase a Restricted Unit Award shall not be pledged, assigned or transferred except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Holder only by the Holder.

9.	TAX WITHHOLDING.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require a Holder to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or vesting of any Award.

10.	REGULATIONS AND APPROVALS.

(a) The obligation of the Company to issue Common Units with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Without in any manner limiting the Committee’s authority as set forth in Section 11, the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of an Award, no issuance of Common Units shall be made in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of Common Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Common Units pursuant to the Plan, as a condition precedent to receipt of such Common Units, to represent to the Company in writing that such Common Units will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

11.	INTERPRETATION AND AMENDMENTS, OTHER RULES.

(a) The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which any Award shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the grant or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

(b) The Board may amend the Plan or any Award as it shall deem advisable, except that no amendment may adversely affect a Holder with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Units, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Units is obtained.

12.	CHANGES IN CAPITAL STRUCTURE; CERTAIN CORPORATE TRANSACTIONS.

(a) Changes in Capital Structure: In the event of a reorganization, recapitalization, spin-off, split-off, split-up, dividend payable in units, issuance of stock rights, reclassification, combination of units, shares or other securities, merger, consolidation or any other change in the structure of the Company affecting the Units, or any distribution to partners, members or other equity holders, other than a cash distribution or any other event which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then the Committee, in its full discretion, shall make appropriate adjustment in the number and kind of units authorized for use under the Plan and any adjustments to outstanding

Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the number of Common Units covered, the respective prices and/or limitations applicable to the outstanding Awards. No fractional Units shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional Units or shares resulting from adjustments pursuant to this Section 12 shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Committee pursuant to this Section 12 shall be conclusive.

(b) Certain Corporate Transactions: In the event (1) the Company is consolidated with or otherwise combined with or acquired by a person or entity, (2) of a merger of the Company with or into another entity, (3) of a Change of Control of the Company, (4) of a divisive reorganization, liquidation or partial liquidation of the Company, including, but not limited to, a Change of Control or (5) of the occurrence of an event described in a Holder’s Award Agreement as a “Certain Corporate Transaction,” the Committee may, on a Holder by Holder basis:

(i) accelerate the vesting of all outstanding Options and/or SARs issued under the Plan that remain unvested and terminate the Option and/or SAR immediately prior to the date of any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Committee’s intention to cancel the Options and/or SARs with respect to all Common Units for which the Option and/or SAR remains unexercised;

(ii) fully vest and/or accelerate the Restriction Period of any Awards;

(iii) terminate the Award immediately prior to the date of any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Committee’s intention to cancel the Award with respect to all Common Units for which the Award remains unexercised or subject to restriction or forfeiture;

(iv) after having given the Holder a chance to exercise any outstanding vested Options or SARs, terminate any or all of the Holder’s unexercised Options or SARs.

(v) cancel any outstanding Awards with respect to all Common Units for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an unvested or restricted Award is zero) of the Award less the Exercise Price of an Option, the base price of an SAR or the price (if any) of Restricted Units. If the Fair Market Value of the Common Units subject to the Award is less than the Exercise Price of an Option, the base price of an SAR or the price (if any) of Restricted Units, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Holder;

(vi) require that the Award be assumed by the successor corporation or that awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(vii) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Holder to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute options, shall be determined in good faith by the Committee in its sole discretion. Any adjustment may provide for the elimination of fractional Common Units in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional Common Units.

(c) Committee Authority: The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

13.	MISCELLANEOUS.

(a) No Rights to Employment or Other Service: Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its holders of Units to terminate the individual’s employment or other service at any time.

(b) No Fiduciary Relationship: Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries, or their officers or the Board, on the one hand, and the Holder, the Company, its Subsidiaries or any other person or entity, on the other.

(c) Notices: All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Holder, shall be delivered personally, sent by facsimile transmission or mailed to the Holder at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13(c).

(d) Exculpation and Indemnification: The Company shall indemnify and hold harmless the members of the Committee and the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

(e) Captions: The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(f) Governing Law: THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

(g) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Holders at least annually. This Section 13(g) shall not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

IN WITNESS WHEREOF, on behalf of MagnaChip Semiconductor LLC and pursuant to the direction of the Board, the undersigned hereby adopts the Plan as set forth herein.

MagnaChip Semiconductor LLC

By:

Title:

ANNEX I

Section 4.02 Right to Compel Participation in Certain Transfers. (a) If the Institutional Securityholders together propose (i) to Transfer not less than 50% of each of their respective Initial Ownership of any class or series of Eligible Securities to a Third Party in a bona fide sale or (ii) a Transfer in which the Eligible Securities to be Transferred by the Institutional Securityholders, plus the Eligible Securities to be Transferred by the Other Securityholders pursuant to this Section 4.02(a), constitute more than 50% of the outstanding Eligible Securities in a particular class or series to a Third Party pursuant to a bona fide sale, or (iii) a sale of all or substantially all of the assets of the Company to a Third Party pursuant to a bona fide sale (any of (i), (ii) or (iii), a “Compelled Sale”), the Institutional Securityholders together may at their option require all Other Securityholders to vote all securities of the Company then held by such Other Securityholders in favor of such Compelled Sale and to Transfer the Drag-Along Portion of such class or series of Eligible Securities (“Drag-Along Rights”) then held by every Other Securityholder, and in the case of a Compelled Sale involving Common Units (but subject to and at the closing of the Compelled Sale) to exercise such number of options or warrants (including the Warrant and including, at the option of Hynix, pursuant to Section 2(c) thereof) for Common Units held by every Other Securityholder as is required in order that a sufficient number of Common Units are available to Transfer the relevant Drag-Along Portion of each such Other Securityholder, for the same consideration per unit of the relevant class of Eligible Security and otherwise on the same terms and conditions as the Institutional Securityholders, provided that any Other Securityholder who holds options or warrants (including the Warrant) the exercise price per share of which is greater than the per share price at which the Common Units are to be Transferred to the Third Party may, if required by the Institutional Securityholders to exercise such options or warrants (including the Warrant), in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Compelled Sale is not consummated with respect to any Common Units acquired upon exercise of such options or warrants (including the Warrant), or the Compelled Sale is not consummated, such options or warrants (including the Warrant) shall be deemed not to have been exercised or canceled, as applicable. The CVC US Securityholder Representative and the FP Securityholder Representative, on behalf of the Institutional Securityholders, shall provide written notice of such Compelled Sale to the Other Securityholders (a “Compelled Sale Notice”) not later than the 15th day prior to the proposed Compelled Sale. The Compelled Sale Notice shall identify the transferee, in the case of a Compelled Sale pursuant to clauses (i) or (ii) of this Section 4.02(a), the number of Eligible Securities subject to the Compelled Sale, the consideration for which either a Transfer or a sale of all or substantially all of the assets of the Company, as appropriate, is proposed to be made (the “Compelled Sale Price”) and all other material terms and conditions of the Compelled Sale. The number of Eligible Securities to be sold by each Other Securityholder will be the Drag-Along Portion of the class of Eligible Securities that such Other Securityholder owns. Each Other Securityholder shall be required to participate in the Compelled Sale on the terms and conditions set forth in the Compelled Sale Notice and to tender all its Eligible Securities as set forth below. The price payable in such Transfer shall be the Compelled Sale Price. Not later than the tenth day following the date of the Compelled Sale Notice (the “Compelled Sale Notice Period”), each of the Other Securityholders shall deliver to a representative of the Institutional

Securityholders designated in the Compelled Sale Notice certificates (to the extent the Eligible Securities are certificated), and in the case of options or warrants (including the Warrant), the applicable instrument, representing all Eligible Securities comprising the Drag-Along Portion held by such Other Securityholder, duly endorsed, together with all other documents required to be executed in connection with such Compelled Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Eligible Securities pursuant to this Section 4.02(a) at the closing for such Compelled Sale against delivery to such Other Securityholder of the consideration therefor. If an Other Securityholder should fail to deliver such certificates to the Institutional Securityholders, the Company (subject to reversal under Section 4.02(b)) shall cause the books and records of the Company to show that such Eligible Securities are bound by the provisions of this Section 4.02(a) and that such Eligible Securities shall be Transferred to the Third Party immediately upon surrender for Transfer by the holder thereof. The Other Securityholders shall (a) be required (i) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses, (ii) to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Compelled Sale, in each case under the terms of any definitive agreements relating to such Compelled Sale, (b) benefit from all of the same provisions of the definitive agreements as the Institutional Securityholders, (c) with respect to each class of Eligible Securities to be Transferred in such Compelled Sale, have the right to receive the same form of consideration and same amount of consideration as each other holder of such class, and (d) if any holders of a class of Eligible Securities are given an option as to the form and amount of consideration received, each holder of such class of Eligible Securities shall be given the same option, it being understood that any liability of any Other Securityholder for indemnification or similar post-closing obligations shall not exceed the consideration such Other Securityholder receives in the Compelled Sale and shall be a proportional share of any such liability based on such Other Securityholder’s share of the aggregate consideration in the Compelled Sale.

(b) The Institutional Securityholders shall have a period of 90 days from the date of receipt of the Compelled Sale Notice to consummate the Compelled Sale on the terms and conditions set forth in such Compelled Sale Notice, provided that, if such Compelled Sale is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the receipt of the Compelled Sale Notice by the Other Securityholders. If the Compelled Sale shall not have been consummated during such period, the Institutional Securityholders shall return to each of the Other Securityholders all certificates or other applicable instruments (including the Warrant) representing Eligible Securities that such Other Securityholders delivered for Transfer pursuant hereto, together with any documents in the possession of the Institutional Securityholders executed by the Other Securityholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in the Securityholders’ Agreement or otherwise applicable at such time with respect to such Eligible Securities owned by the Other Securityholders shall again be in effect.

(c) Concurrently with the consummation of the Transfer of Eligible Securities pursuant to this Section 4.02, the CVC US Securityholder Representative and the FP Securityholder Representative, on behalf of the Institutional Securityholders, shall give notice thereof to the Other Securityholders, shall remit to each of the Other Securityholders who have surrendered their certificates or other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer of immediately available funds, or if requested by the Other Securityholders, bank or certified check) for the Eligible Securities Transferred pursuant hereto, less such Other Securityholder’s proportionate share of any escrows, holdbacks or adjustments in purchase price, and any transaction expenses and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Securityholders. The Institutional Securityholders shall promptly remit any additional consideration payable upon the release of any escrows or holdbacks or the payment of any adjustments.

(d) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Institutional Securityholders to the Other Securityholders (other than the obligation to return any certificates or other applicable instruments representing Eligible Securities received by the Institutional Securityholders) if the Transfer of Eligible Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Institutional Securityholders have delivered a Compelled Sale Notice. Whether to effect a Transfer of Eligible Securities pursuant to this Section 4.02 by the Institutional Securityholders is in the sole and absolute discretion of the Institutional Securityholders.

(e) This Section 4.02 shall terminate upon the third anniversary of the First Public Offering.

Definitions

Capitalized terms not otherwise defined in this Annex I shall have the meaning set forth in the MagnaChip Semiconductor LLC Equity Incentive Plan (the “Plan”). The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Securityholder or group of Securityholders, and with respect to any class of Eligible Securities, the total number of shares, units (or other unit of measurement into which such securities are designated) of such class of Eligible Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Securityholder or group of Securityholders as of the date of such calculation, calculated as if all units issuable in respect of securities convertible into or exchangeable for such units, have been issued and all options, warrants (including the Warrant) and other rights to purchase or subscribe for units of such class of Eligible Securities have been exercised (regardless of any vesting provisions contained therein); provided, that the determination of the Aggregate Ownership of a Securityholder with respect to Common Units shall not include any of a Securityholder’s Preferred Units that have not been converted into Common Units at the time of determination.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Company Securities” means (i) the Common Units and Preferred Units, (ii) securities convertible into or exchangeable for Common Units and/or Preferred Units and (iii) options, warrants (including the Warrant) or other rights to acquire Common Units, Preferred Units or any other equity or equity-linked security issued by the Company.

“CVC US Securityholder Representative” means CVC Equity Fund as agent for CVC Employee Fund, CVC Equity Fund, CVC Executive Fund, CVC Co-Investors, and their Permitted Transferees that are Securityholders. The entity appointed as the CVC US Securityholder Representative may be replaced at any time and from time to time by the vote of a majority of the Eligible Securities held by CVC Employee Fund, CVC Equity Fund and CVC Executive Fund, CVC Co-Investors, and their Permitted Transferees.

“Dollars” or “$” means the lawful currency of the United States of America.

“Drag-Along Portion” means, with respect to any Other Securityholder and any series or class of Eligible Securities, (i) the Aggregate Ownership of such series or class of Eligible Securities by such Other Securityholder multiplied by (ii) a fraction, the numerator of which is the number of units of such series or class of Eligible Securities proposed to be purchased by a Third Party in the applicable Compelled Sale under Section 4.02 and the denominator of which is the Fully-Diluted number of units of such series or class of Eligible Securities.

“Eligible Securities” means (a) the Company Securities and (b) any New Securities purchased by a Securityholder pursuant to Section 4.04.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Public Offering” means the first Public Offering of Common Units (or securities into which the Common Units have been converted or changed) after the date hereof.

“FP Securityholder Representative” means FP LP as agent for FP LP and FP Fund A and their Permitted Transferees that are Securityholders. The entity appointed as the FP Securityholder Representative may be replaced at any time and from time to time by the vote of a majority of the Eligible Securities held by FP LP and FP Fund A and their Permitted Transferees.

“Fully Diluted” means, with respect to any series or class of Eligible Securities, all outstanding units of such series or class of Eligible Securities and all units issuable in respect of securities convertible into or exchangeable for such units, all options, warrants (including the Warrant) and other rights to purchase or subscribe for units of such series or class of Eligible Securities or securities convertible into or exchangeable for units of such series or class of Eligible Securities, provided that, to the extent any of the foregoing options, warrants or other rights to purchase or subscribe for such Eligible Securities are subject to vesting, the Eligible Securities subject to vesting shall be included in the definition of “Fully Diluted” only upon and to the extent of such vesting.

“Initial Ownership” means, with respect to any Securityholder and any series or class of Eligible Securities, the Aggregate Ownership of such series or class by such Securityholder as of October 6, 2004, or, in the case of any Person who shall become a party to the Securityholders’ Agreement on a later date, as of such later date, in each case taking into account any unit split, unit dividend, reverse unit split or similar event.

“Institutional Securityholder” means each of CVC US and FP and, to the extent either entity shall have transferred any of its Eligible Securities to any of its Permitted Transferees, shall mean the Institutional Securityholder and such Permitted Transferees, taken together.

“New Securities” means any equity securities of the Company issued after the date hereof that do not constitute Company Securities.

“Other Securityholders” means all Securityholders other than the Institutional Securityholders and, to the extent any such Other Securityholders shall have transferred any of their Eligible Securities to any of their Permitted Transferees, shall mean the Other Securityholders and such Permitted Transferees, taken together. For purposes of this Annex I, “Other Securityholders” shall include recipients of Awards under the Plan.

“Permitted Transferee” means

1.1.1.1. in the case of CVC Asia II Limited, CVC Asia LP, CVC Asia Investors and each of their respective Permitted Transferees, each of (A) CVC Asia II, LP, Asia Enterprise II Domestic LLC, Asia Enterprise II Offshore, L.P., Citigroup, Inc. or any of its Affiliates in their capacity as co-investors with such Persons and any other fund, co-investment partnership or similar investment vehicle formed for the purpose of investing with CVC Asia LP or CVC Asia II LP (each a “CVC Asia Pacific Fund”), (B) any general or limited partner of any CVC Asia Pacific Fund or co-investment partnership (each, a “CVC Asia Pacific Partner,” and, collectively, the “CVC Asia Pacific Partners”), and any corporation, partnership or other entity that is an Affiliate of any CVC Asia Pacific Partner (collectively “CVC Asia Pacific Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any CVC Asia Pacific Fund, any CVC Asia Pacific Partner or any CVC Asia Pacific Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “CVC Asia Pacific Associates”), (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only one or more CVC Asia Pacific Funds, CVC Asia Pacific Partners, CVC Asia Pacific Affiliates, CVC Asia Pacific Associates, their spouses or their lineal descendants and (E) with respect to CVC Asia II Limited, Citicorp North America, Inc. (“Citicorp N.A.”) in its capacity as a secured lender under the certain Specific Recourse Loan Facility Agreement (the “CVC Asia Loan Agreement”), dated as of September 15, 2004, and any Affiliate of Citicorp N.A. to whom Citicorp N.A. assigns its rights and obligations under the CVC Asia Loan Agreement (the Persons described in clauses (A) through (E), the “CVC Asia Pacific Permitted Transferees”); provided, that each of CVC Employee Fund, CVC Equity Fund and CVC Executive Fund shall not be a “Permitted Transferee” of any CVC Asia Pacific Investors; provided further that to the extent a Person is a Permitted Transferee under both subparagraphs (i) and (ii) of this definition of “Permitted Transferee” such Person may transfer any Eligible Securities it receives as a Permitted Transferee pursuant to this subparagraph (i) only to a CVC Asia Pacific Permitted Transferee and, for purposes of any provision of the Securityholders’ Agreement pursuant to which the Eligible Securities of CVC Asia Pacific Investors and its Permitted Transferees are aggregated hereunder, such Person shall be deemed a Permitted Transferee pursuant to this subparagraph (i) only to the extent of the Eligible Securities held by such Person as a Permitted Transferee pursuant to this subparagraph (i);

1.1.1.2. in the case of CVC Employee Fund, CVC Equity Fund, CVC Executive Fund, CVC Co-Investors and each of their respective Permitted Transferees, (A) any CVC US fund or co-investment partnership or similar investment vehicle, (B) (1) any general or limited partner of any CVC US fund or co-investment partnership (collectively, a “CVC US Partner”), and (2) Citigroup and any corporation, partnership or other entity that is an Affiliate of Citigroup or any CVC US Partner (collectively “CVC US Affiliates”), (C) any CVC Co-Investor, Diana K. Mayer or any managing director, general partner, director, limited partner, officer or employee of any CVC US fund, any CVC US Partner or any CVC US Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “CVC US Associates”), (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only CVC US, CVC US Partners, CVC US Affiliates, CVC Associates, their spouses or their lineal descendants (the Persons described in clauses (A) through (D), the “CVC US Permitted Transferees”); provided, that each of CVC Asia II Limited, CVC Asia LP and CVC Asia Investors shall not be a “Permitted Transferee” of CVC US; provided further that to the extent a Person is a Permitted Transferee under both subparagraphs (i) and (ii) of this definition of “Permitted Transferee” such Person may transfer any Eligible Securities it receives as a Permitted Transferee pursuant to this subparagraph (ii) only to a CVC US Permitted Transferee and, for purposes of any provision of the Securityholders’ Agreement pursuant to which the Eligible Securities of CVC US and its Permitted Transferees are aggregated hereunder, such Person shall be deemed a Permitted Transferee pursuant to this subparagraph (ii) only to the extent of the Eligible Securities held by such Person as a Permitted Transferee pursuant to this subparagraph (ii);

1.1.1.3. in the case of FP LP, FP Fund A, and each of their Permitted Transferees, (A) any FP fund or co-investment partnership or limited liability company, including without limitation, FP Annual Investors, LLC, a Delaware limited liability company and FP-Magnachip Coinvest, LLC, a Delaware limited liability company, (B) (1) any general or limited partner of any FP fund or co-investment partnership (collectively, an “FP Partner”), and (2) any corporation, partnership or other entity that is an Affiliate of any FP Partner (collectively “FP Affiliates”) or (3) any manager or member of any FP co-investment limited liability company (collectively, “FP Member”), (C) any managing director, general partner, director, limited partner, officer or employee of any FP fund, any FP Partner, any FP Affiliate or any FP Member, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “FP Associates”), (D) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only FP, FP Partners, FP Affiliates, FP Associates, FP Members, their spouses or their lineal descendants;

1.1.1.4. in the case of Peninsula and its Permitted Transferees, any Affiliate of Peninsula; provided, that the consent of both the CVC US Securityholder Representative and the FP Securityholder Representative, which consent shall not be unreasonably withheld shall be obtained prior to such Transfer;

1.1.1.5. in the case of Hynix and its Permitted Transferees, any controlled Affiliate of Hynix; and

1.1.1.6. in the case of any Other Securityholder (other than Peninsula and Hynix) that is or becomes a party to the Securityholders’ Agreement and its Permitted Transferees, (A) a Person to whom Common Units are Transferred from such Other Securityholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is (x) the spouse or the lineal descendant, sibling or parent of such Securityholder, or (y) if such Securityholder is a trust, or family corporation, limited liability company or partnership of the type described in the following clause (B), a beneficiary of, or a stockholder, member or partner of, such Securityholder or (B) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only such Other Securityholder or its Permitted Transferees.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Units” means the Series A Preferred Units and the Series B Preferred Units.

“Public Offering” means an underwritten public offering of the Common Units of the Company (or any successor to the Company) pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, provided that the proceeds of such public offering amount to at least $30,000,000 of gross proceeds to the Company (or any successor to the Company).

“Securities” means the Common Units and Preferred Units.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securityholder” means each Person (other than the Company) who shall be a party to or bound by the Securityholders’ Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Eligible Securities.

“Securityholders’ Agreement” means the Amended and Restated Securityholders’ Agreement dated as of October 6, 2004 among (i) the Company, (ii) CVC Capital Partners Asia Pacific LP, a Cayman Islands limited partnership (“CVC Asia LP”), Asia Investors LLC, a Delaware limited liability company (“CVC Asia Investors”) and CVC Capital Partners Asia II Limited, a Jersey company (“CVC Asia II Limited” and, collectively with CVC Asia LP and CVC Asia Investors, “CVC Asia Pacific Investors”), (iii) Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership (“CVC Equity Fund”), CVC Executive Fund LLC, a Delaware limited liability company (“CVC Executive Fund”), CVC/SSB Employee Fund, L.P., a Delaware limited partnership (“CVC Employee Fund”), the persons named on Schedule I thereto (collectively, the “CVC Co-Investors” and, collectively with CVC Equity Fund, CVC Executive Fund and CVC Employee Fund, “CVC US”), (iv) Francisco Partners, L.P., a Delaware limited partnership (“FP LP”), Francisco Partners Fund A, L.P., a Delaware limited partnership (“FP Fund A” and, collectively, with FP LP and FP Fund A, “FP”), (v) Peninsula Investment Pte. Ltd., a Singapore private company (“Peninsula”), (vi) Hynix Semiconductor Inc. (“Hynix”), (vii) certain management investors named therein and (viii) such persons that shall sign joinder agreements to the Securityholders’ Agreement in accordance with the terms hereof.

“Series A Preferred Units” means the Series A Preferred Membership Interests of the Company having the rights, including voting rights, described in the LLC Agreement and any securities into which such Series A Preferred Membership Interests may hereafter be converted or changed.

“Series B Preferred Units” means the Series B Preferred Membership Interests of the Company having the rights, including voting rights, described in the LLC Agreement and any securities into which such Series B Preferred Membership Interests may hereafter be converted or changed.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Third Party” means a prospective purchaser(s) of (i) Eligible Securities from a Securityholder or (ii) all or substantially all of the assets of the Company, in an arm’s-length transaction where such purchaser is not a Permitted Transferee or other Affiliate of any Securityholder.

“Transfer” means, with respect to any Eligible Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Warrant” means the warrant dated as of the Closing Date issued by the Company to Hynix for the purchase of Common Units.